PLATO LEARNING, INC. 2002 STOCK PLAN
(As Amended by the Second Amendment)

SECTION 1. General Purpose and Duration of Plan.

1.1 General Purpose of Plan. The name of this plan is the PLATO Learning, Inc. 2002 Stock Plan (the “Plan”). The purpose of the Plan is to enable PLATO Learning, Inc. and its Affiliates (hereinafter, the “Company”) to retain and attract executives and other key employees, and non-employee directors who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

1.2 Duration of Plan. The Board of Directors of the Company approved the Plan on December 4, 2001. The Plan shall be effective on March 14, 2002 subject to the ratification by an affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting of Stockholders of the Company to be held on March 14, 2002, or at any adjournment thereof. If the Plan is so approved by the shareholders as described above, the Plan will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Section 9, until all Shares subject to it pursuant to Section 4.1 have been issued or transferred according to the Plan’s provisions. In no event may an Award be granted under the Plan on or after March 14, 2012.

1.3 Registration of Shares. The offering of the shares hereunder shall be also subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

SECTION 2.Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

“Affiliate” means any corporation (or partnership, joint venture, Affiliate, or other enterprise) of which the Company owns or controls, directly or indirectly, at least fifty percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). Notwithstanding the foregoing, for purposes of determining whether an employee has terminated employment with the Company and all Affiliates, “Affiliates” means any corporation (or partnership, joint venture, Affiliate, or other enterprise) of which the Company owns or controls, directly or indirectly, at least ten percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

“Award” means, individually or collectively, a grant under this Plan to a Participant of Nonqualified Stock Options, Incentive Stock Options, and Restricted Stock.

“Board” means the Board of Directors of the Company, as it may be comprised from time to time.

“Cause” means: (a) the willful and continued failure of the Participant substantially to perform his or her duties with or for the Company or an Affiliate; (b) the Participant’s engaging in conduct that is significantly injurious to the Company or an Affiliate, monetarily or otherwise; or (c) the Participant’s commission of a crime that is significantly injurious to the Company or an Affiliate, monetarily, reputationally or otherwise. An act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. For purposes of this Plan, if a Participant is convicted of a crime or pleads nolo contendere to a criminal charge, he or she will conclusively be deemed to have committed the crime. The Committee has the discretion, in other circumstances, to determine in good faith, from all the facts and circumstances reasonably available to it, whether a Participant who is under investigation for, or has been charged with, a crime will be deemed to have committed it for purposes of this Plan.

“Change in Control” of the Company will be deemed to have occurred (as of a particular day, as specified by the Board) as of the first day any one or more of the following events has occurred. (a) Any Person (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than fifty percent of the combined voting power of the Company’s then outstanding securities. (b) During any period of twenty-six consecutive months beginning on or after the Effective Date, individuals who at the beginning of the period constituted the Board cease for any reason (other than death, Disability or voluntary Retirement) to constitute a majority of the Board. For this purpose, any new Director whose election by the Board, or nomination for election by the company’s shareholders, was approved by a vote of at least a majority of the Directors then still in office, and who either were Directors at the beginning of the period or whose election or nomination for election was so approved, will be deemed to have been a Director at the beginning of any twenty-six month period under consideration. (c) The shareholders of the Company approve: (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company’s assets; or (iii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Committee” means the Compensation Committee referred to in Section 3.1 of the Plan. If at any time no Compensation Committee shall be in office, then the Board shall exercise the functions of the Compensation Committee specified in the Plan, unless the Plan specifically states otherwise.

“Company” means PLATO Learning, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator, provided that such leave of absence is for a period of 90 days or less, unless reemployment after such leave of absence is guaranteed by contract or statute.

“Disability” means (a) long-term disability as defined under the long-term disability plan of the Company or an Affiliate that covers that individual, or (b) if the individual is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act. Notwithstanding the foregoing, for purposes of determining the period of time after termination of employment during which a Participant may exercise an Incentive Stock Option, “Disability” will have the meaning set forth in Section 22(e)(3) of the Code, which is, generally, that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least twelve months.

“Eligible” means any employee of the Company or any of its Affiliates. Directors who are not employed by the Company or its Affiliates will be considered Eligible under this Plan, but only for purposes of Awards of Nonqualified Stock Options.

“Fair Market Value” of Stock on any given date shall be determined by the Committee as follows: (a) if the Stock is listed for trading, on the National Association of Securities Dealers, Inc. (NASDAQ) National Market System or one or more national securities exchanges, the last reported sales price on the NASDAQ or such principal exchange on the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on the NASDAQ or such principal exchange on the first day prior thereto on which such Stock was so traded; or (b) if (a) is not applicable, by any means determined fair and reasonable by the Committee, which determination shall be final and binding on all parties.

“Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

“Non-Employee Director” means a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a “Non-Qualified Stock Option” or an Incentive Stock Option that ceases to so qualify due to an amendment to such Stock Option.

“Outside Director” means a Director who: (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. The provisions of Code Section 162(m) and regulations promulgated thereunder shall further govern this definition.

“Participant” means an Eligible employee who has been selected by the Committee to participate in the Plan and who has outstanding an Award granted under the Plan. The term “Participant” will include Directors who are not employees of the Company or an Affiliate only if they are chosen to receive Awards of Non-Qualified Stock Options.

“Restricted Stock” means an award of shares of Stock that are subject to restrictions under Section 7 below.

“Retirement” means Normal Retirement or Early Retirement. (i) “Normal Retirement” means retirement from active employment with the Company and any Affiliate of the Company on or after age 65; or termination of employment on or after (a) reaching the age established by the Company as the normal retirement age in any employment agreement between the Participant and the Company or an Affiliate, or, in the absence of such an agreement (b) reaching age sixty-two with ten years of service with the Company or an Affiliate, provided the retirement is approved by the Chief Executive Officer of the Company, unless the Participant is an officer subject to Section 16 of the Exchange Act, in which case the retirement must be approved by the Committee. (ii) “Early Retirement” means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Affiliate of the Company, when a minimum of 70 is determined by totaling the age of the employee and the number of years of service as an active employee with the Company.

“Shares” means the shares of Common Stock, $0.01 par value, of the Company.

“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6 below.

SECTION 3. Administration.

3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors or by a Committee appointed by the Board of Directors of the Company consisting of at least two Directors, all of whom shall be Outside Directors and Non-Employee Directors, who shall be appointed from time to time by, and serve at the discretion of, the Board.

3.2 Authority of the Committee. The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, and (iii) Restricted Stock.

In particular, the Committee shall have the authority: (i) to select the officers and other key employees of the Company and its Subsidiaries and other eligible persons to whom Stock Options or Restricted Stock may from time to time be granted hereunder; (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options or Restricted Stock or a combination of each, are to be granted hereunder; (iii) to determine the number of shares to be covered by each such award granted hereunder; (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto), which authority shall be exclusively vested in the Committee (and not the Board); provided, however, that in the event of a merger or asset sale, the applicable provisions of Section 8 of the Plan shall govern the acceleration of the vesting of any Stock Option; and (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan, as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate to the President and/or Chief Executive Officer of the Company the authority to exercise the powers specified in (i), (ii), (iii), (iv) and (v) above with respect to persons who are not either the chief executive officer of the Company or the four highest paid officers of the Company other than the chief executive officer.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 4. Stock Subject to Plan.

4.1 Number of Shares Available for Grants. The total number of shares of Stock reserved and available for distribution under the Plan shall be 3,700,000. The number of shares reserved and available for distribution will be subject to adjustment as described in Section 4.2. Such shares may consist, in whole or in part, of authorized and unissued shares. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to the Award will again be available for the grant of an Award under the Plan.

4.2 Adjustments in Authorized Shares. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of Shares is increased through the payment of a stock dividend, then the Committee will substitute for or add to each Share previously appropriated, later subject to, or which may become subject to, an Award, the number and kind of shares of stock or other securities into which each outstanding Share was changed for which each such Share was exchanged, or to which each such Share is entitled, as the case may be. The Committee will also appropriately adjust the shares reserved and available for distribution under the Plan. The Committee will also appropriately amend outstanding Awards as to price and other terms, to the extent necessary to reflect the events described above. If there is any other change in the number or kind of the outstanding Shares, of any stock or other securities into which the outstanding Shares have been changed, or for which they have been exchanged, the Committee may, in its sole discretion, appropriately adjust any Award already granted or which may be afterward granted. Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

SECTION 5. Eligibility.

Officers, other key employees of the Company or Affiliate, and members of the Board of Directors, who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Restricted Stock or Restricted Stock Units under the Plan. The Committee, in its sole discretion, from among those eligible, shall select the Participants and participants under the Plan from time to time and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

Notwithstanding the foregoing, no person shall receive grants of Stock Options under this Plan, which exceeds 150,000 shares during any fiscal year of the Company, and no person shall receive grants of Incentive Stock Options under this Plan, which exceeds 100,000 shares during any fiscal year of the Company.

SECTION 6. Stock Options.

6.1 Grant of Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Stock Options shall be granted under the Plan on or after March 14, 2012. The Committee shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options, or both types of options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Stock Option as an Incentive Stock Option provided the Participant consents in writing to the modification or amendment.

6.2 Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

6.3 Option Price. The option price per share of Stock purchasable under a Stock Option shall be no less than 100% of Fair Market Value on the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Affiliate and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of Fair Market Value of the Stock on the date the option is granted. The Committee may not reprice options without shareholder approval.

6.4 Option Term. The Committee shall fix the term of each Stock Option, but no Stock Option shall be exercisable more than eight years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or Affiliate and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

6.5 Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant, subject to the restrictions stated in Section 6.4 above. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, extend or vary the term of any Stock Option or any installment thereof, whether or not the Participant is then employed by the Company, if such action is deemed to be in the best interests of the Company; provided, however, that in the event of a Change in Control, the provisions of Section 8 shall govern vesting acceleration. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

6.6 Method and Payment of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made in the form of Stock already owned by the Participant (which in the case of Stock acquired upon exercise of an option have been owned for more than six months on the date of surrender) or, in the case of the exercise of a Non-Qualified Stock Option (based, in each case, on Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and provided further that in the event payment is made in the form of shares of restricted stock under another plan of the Company, the Participant will receive a portion of the option shares in the form of, and in an amount equal to, the restricted stock tendered as payment by the Participant. No shares of Stock shall be issued until full payment therefore has been made. A Participant shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12.2.

6.7 Non-transferability of Options. No Incentive Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such Incentive Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Non-Qualified Stock Options may be transferred by gift, without consideration, by the Participant under a written instrument acceptable to the Committee, to a member of the Participant’s family, as defined in Section 267 of the Code, or to a trust or similar entity whose sole beneficiaries are the Participant and/or members of the Participant’s family or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that such transfer and the exercise thereof shall not violate any federal or state securities laws. Upon the transfer, the done shall have all rights of the Participant and shall be subject to all the terms and conditions imposed on such Options.

6.8 Termination by Death. If a Participant’s employment by the Company and any Affiliate terminates by reason of Death, any Stock Option may thereafter be exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, but may not be exercised after twelve months from the date of such Death or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Death, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

6.9 Termination by Reason of Disability. If a Participant’s employment by the Company and any Affiliate terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability, but may not be exercised after twelve months from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

6.10 Termination by Reason of Retirement. If a Participant’s employment by the Company and any Affiliate terminates by reason of Retirement, any Stock Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to Retirement, but may not be exercised after thirty-six months from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

6.11 Other Termination. If a Participant’s Continuous Status as an Employee terminates (other than upon the Participant’s Death, Disability or Retirement), any Stock Option held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason other than Death, Disability or Retirement and if pursuant to its terms any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option. In the event a Participant’s employment with the Company is terminated for Cause, all unexercised Options granted to such Participant shall immediately terminate. In the event a Participant’s employment with the Company is terminated without cause, and the Participant subsequently violates the terms of any non-compete agreement in place with the Company, all unexercised options granted to such Participant that are still in effect will immediately terminate.

6.12 Transfer, Leave of Absence, etc. For purposes of the Plan, the following events shall not be deemed a termination of employment: (a) a transfer of an employee from the Company to an Affiliate, or from an Affiliate to the Company, or from one Affiliate to another; (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

6.13 Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Affiliate is exercisable for the first time by an Participant during any calendar year shall not exceed $100,000.

6.14 Grants of Stock Options to Non-Employee Directors. Each Non-Employee Director who, after March 14, 2002 is (i) elected for the first time, may be granted Stock Options as of the date of such election, or (ii) re-elected and not being elected for the first time, or serving an unexpired term as a Director of the Company at the annual meeting of holders of the common Stock of the Company, may be granted: (a) an annual grant of Stock Options, (b) a grant of Stock Options for meeting involvement, (c) a grant of Stock Options to any Non-Employee Director who is serving as Chairman of the Board, and (d) a grant of Stock Options to Committee Chairs, in each case, at an option price per share equal to 100% of Fair Market Value of the Company’s Stock on such date. In the case of a special meeting, the action of the holders of shares in electing a Non-Employee Director shall constitute the granting of the Stock Option to such Director and, in the case of an annual meeting, the action of the holders of shares in electing or re-electing a Non-Employee Director shall constitute the granting of the Stock Option to such Director and to any other Non-Employee Director who shall be designated as serving an unexpired term as a Director of the Company in the notice or proxy materials for the meeting; and the date when the holders of shares shall take such action shall be the date of grant of the Stock Option. All such Options shall be designated as Non-Qualified Stock Options and shall be subject to the same terms and provisions as are then in effect with respect to the grant of Non-Qualified Stock Options to officers and key employees of the Company, except that notwithstanding the provisions in Section 6.11, upon termination of such Director’s service as a Director of the Company after the Director has served more than five years on the Board of the Company, the unexercised portion of an Option held by such Director shall be exercisable through the original term of the option. Upon termination of such Director’s service as a Director of the Company before the Director has served more than five years on the Board of Directors, the unexercised portion of an Option held by such Director shall be exercisable for a period of 90 days after termination. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Options granted pursuant to this Section 6.14, except that any Options granted to a Non-Employee Director shall be administered in accordance with the terms of this Plan solely by the Board of Directors and not by the Committee. Nothing herein shall limit the right of the Board of Directors to issue Stock Options to any Non-Employee Director under the terms of this Plan in addition to those provided for under this Section 6.14, provided that no Non-Employee Director shall be granted Stock Options under this Plan, including the Options awarded under this Section 6.14, in excess of 25,000 shares in any director year. A director year starts as of the annual meeting date and ends the day before the next year’s annual meeting date.

SECTION 7. Restricted Stock.

7.1 Administration. Up to 500,000 shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee may not award more than 50,000 shares of Restricted Stock to any Participant in any fiscal year of the Company. The Committee shall determine the officers and key employees of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

7.2 Awards and Shares. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions. Each participant shall be issued a stock certificate or held in a restricted account with the Company’s transfer agent, in respect of shares of Restricted Stock awarded under the Plan. Such certificate or account shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form: “The transferability of the certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the PLATO Learning, Inc. 2002 Stock Plan and an Agreement entered into between the registered owner and the Company.” The Committee shall require that the stock certificates or accounts evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power endorsed in blank, relating to the Stock covered by such award.

7.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

7.3.1 Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)), until the end of the applicable Restriction Period as specified in the Award Agreement. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

7.3.2 Except as provided in Section 7.3.1, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock to the extent shares are available under Section 4.1. Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

7.3.3 Subject to the provisions of the award agreement and Section 7.3.4, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

7.3.4 In the event of special hardship circumstances of a participant whose employment is terminated (other that for Cause), including Death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock.

7.4 Restricted Stock Units. The Committee may award Restricted Stock Units (“RSUs”) to such officers, key employees, and members of the Board of Directors of the Company and Subsidiaries, and at such time or times, as it selects in its sole discretion. The Committee shall determine and set forth in the applicable Award Agreement the number of RSUs to be awarded, the time or times within which such awards may be subject to forfeiture, whether such RSUs have voting and/or dividend rights, and all other conditions of the awards. The provisions of RSU awards need not be the same with respect to each recipient.

7.5 Awards to Non-Employee Directors. Any Restricted Stock or RSUs awarded to a Non-Employee Director shall be administered in accordance with the terms of this Plan solely by the Board of Directors and not by the Committee. As applied to Non-Employee Directors, the terms “employment” as used in the Plan shall mean service on the Board of Directors.

SECTION 8. Change in Control.

Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges: 1) For all grants made on or before March 3, 2005, (a) any and all outstanding Options will become immediately exercisable, and will remain exercisable throughout their entire term; and (b) any Restriction Periods or other restrictions imposed on Restricted Stock, will lapse; 2) For all grants made on or after March 4, 2005, (a) any and all outstanding Options granted to the Chief Executive Officer, Chief Financial Officer and any other position that the Compensation Committee approves in advance and is stated in their respective option agreements, will become immediately exercisable, after a Change in Control and upon the individuals termination for any reason other than cause after a Change in Control, and will remain exercisable throughout their entire term; and (b) any and all Vested and Outstanding Options granted to any other Participant that the Compensation Committee does not approve in advance, may thereafter be exercised, to the extent it was exercisable, and have the same exercisable and termination provisions as stated in this Plan and as stated in their respective option agreements; (c) any Restriction Periods or other restrictions imposed on Restricted Stock, granted to the Chief Executive Officer, Chief Financial Officer and any other position that the Compensation Committee approves in advance, and is stated in their respective restricted stock agreements, will lapse, after a Change in Control and upon the individuals termination for any reason other than cause after a Change in Control; and (d) any Restriction Periods or other restrictions imposed on Restricted Stock, granted to any other person that the Compensation Committee does not approve in advance, will not lapse and will have the same restrictions and termination provisions as stated in this Plan and as stated in their respective restricted stock agreements. The Compensation Committee is also given the power and authority to determine the terms of any award under the plan with respect to vesting, exercisability, restrictions, and other terms upon a change in control, which terms shall be contained in the award agreement. Notwithstanding any other provision of this Plan or any provision in an Award Agreement, this Section 8 may not be terminated, amended or modified on or after the effective date of a Change in Control in a way that would adversely affect any Award theretofore granted to a Participant, unless the Participant gives his or her prior written consent to the amendment.

In the event of a Change in Control that is a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Option will be so terminated (without the consent of the Participant) prior to the expiration of 20 days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

SECTION 9. Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of a Participant under a Stock Option theretofore granted, without the Participant’s consent, or (ii) which without the approval of the shareholders of the Company would cause the Plan to no longer comply with Section 422 of the Code, Section 162(m) of the Code, applicable NASDAQ or exchange requirements or any other regulatory requirements.

The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively to the extent such amendment is consistent with the terms of this Plan, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. However, the Committee may not reprice options, either by lowering the exercise price of outstanding options or canceling outstanding options and granting replacement options with lower exercise prices, without shareholder approval.

SECTION 10. Withholding.

10.1 Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan.

Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company, and an Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 10.1. Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

10.2 Share Withholding. With respect to withholding required upon the exercise of Options upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

SECTION 11. Successors.

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

SECTION 12. Legal and General Provisions.

12.1 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

12.2 Legends on Certificates. The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.3 Rights of Employees. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Affiliate any right to continued employment with the Company or a Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, or an Affiliate to terminate the employment of any of its employees at any time. No Eligible employee will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

12.4 Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

12.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

12.6 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

12.7 Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Minnesota.

12.8 Restrictive Covenants. An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the non-compete, non-solicitation, non-disclosure or other provisions of the Award Agreement, whether during or after termination of employment or service, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will:

(a) forfeit any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable; and/or

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(b) forfeit the profit the Participant has realized on the exercise of any Stock Options, which is the difference between the Stock Options’ Exercise Price and the Fair Market Value of any Stock Option the Participant exercised after terminating employment or service and within the six month period immediately preceding the Participant’s termination (the Participant may be required to repay such difference to the Company).